Exhibit 10.3

COLLATERAL PLEDGE AGREEMENT
(For Collateral in Possession or Control of Lender)
(Use only for loans (1) to organizations, (2) primarily for a business purpose, or
(3) when the amount financed exceeds $25,000.)
Dated August 1, 2018
1.COLLATERAL AND OBLIGATIONS. In consideration of any financial accommodation at any time granted by Chippewa Valley Bank
         ("Lender"),
to Citizens Community Bancorp, Inc.     ("Borrower"),
each of the undersigned ("Debtor") grants to Lender a security interest ~~in all property of any kind in which Debtor has an ownership interest and is now or hereafter in the possession or control of Lender for collateral purposes pursuant to this Agreement and~~ in the following described property:
(IF LEFT BLANK, THERE IS NO ADDITIONAL POSSESSORY COLLATERAL)
All shares of stock issued by Citizens Community Federal National Association ("CCFNA") and held by Debtor, including without limitation 1,000,000 shares represented by stock Certificate #1 issued by CCFNA which, as of the date hereof, represents 100% of all outstanding stock of CCFNA and any re-issuance or replacement thereof.
and all proceeds of and all supporting obligations and other rights in connection with such property ("Collateral"). Listing of property in the collateral records of Lender is prima facie evidence that it is held for collateral purposes. The Collateral shall secure all debts, obligations and liabilities to Lender arising out of credit previously granted, credit contemporaneously granted and credit granted in the future by Lender to any Debtor, or any Borrower, to any of them and another, or to another guaranteed or endorsed by any of them ("Obligations "). Debtor agrees promptly to deliver to Lender any property received in exchange for or as a dividend or distribution (other than interest payments or ordinary cash dividends payable prior to the occurrence of an event of default as described in Section 12 ("Event of Default')) on or with respect to any security constituting part of the Collateral.
2.    WARRANTY OF TITLE AND PURPOSE. Each Debtor delivering or pledging any Collateral to Lender warrants that the Collateral is genuine, that the Debtor owns (or with spouse owns) the Collateral, that the Collateral is free from all liens, encumbrances, or security interests (other than Lender's security interest), that Debtor has complete authority to pledge such Collateral to Lender and agree to the terms of this Agreement, except as stated in section 19, and that the Collateral is held or acquired primarily for ☐ personal, family or household purposes ☒ business purposes.
3.    PRESERVATION OF COLLATERAL. Lender shall use reasonable care in the custody and preservation of Collateral in its possession, but this standard does not include (a) insuring or taking any steps to collect or realize upon the Collateral or any distribution of interest or principal; (b) informing Borrower or Debtor of any decline in the value of the Collateral; (c) sending notices, performing services or taking any other action in connection with the management of the Collateral; or (d) ascertaining or informing Borrower or Debtor with respect to any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral, or preserving rights in it against prior parties, whether or not the Lender has or is deemed to have knowledge of it. Any requests concerning disposition of Collateral must be in writing and be received by Lender. Lender may in its sole discretion refuse to take any steps or action requested which may adversely affect the value of the Collateral. Lender may refuse to sell any Collateral even though requested in writing unless Lender is satisfied that the proposed sale plus other sums tendered by the Borrower or Debtor, if any, will pay in full all Obligations or that substitute collateral satisfactory to Lender is delivered to Lender. Lender's refusal to dispose of Collateral under these circumstances, or loss or damage to the Collateral, will not affect in any way Borrower's or Debtor's liability for the Obligations. Debtor shall, ~~and Lender need not,~~ keep the Collateral free from all liens, encumbrances and security interests (other than those created or expressly permitted by this Agreement); pay and discharge when due, all taxes, levies and other charges upon it and other charges incurred in the custody and preservation of the Collateral; defend it against all claims and legal proceedings by persons other than Lender, and/or preserve rights with respect to the Collateral against prior parties. At any time, upon request, Debtor shall deliver to Lender all notices, statements and other communications received by Debtor as an owner or holder of the Collateral.
4.    INSURANCE. Debtor shall keep all goods evidenced by documents constituting Collateral, and Lender's interest in them, insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to Lender and shall furnish evidence of such insurance satisfactory to Lender. Debtor assigns (and directs any insurer to pay) to Lender the proceeds of all insurance with respect to Collateral and any premium refund and authorizes Lender to indorse in the name of the Debtor any instrument for such proceeds or refunds and, at the option of Lender, to apply such proceeds and refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of such goods, returning any excess to Debtor. Each insurance policy shall contain a standard lender's loss payable endorsement in favor of Lender, and shall provide that the policy shall not be cancelled, and the coverage shall not be reduced, without at least 10 days' prior written notice by the insurer to Lender. Lender is authorized, in the name of Debtor or otherwise, to make, adjust and/or settle claims under any credit insurance financed by Lender or any insurance on the Collateral or goods evidenced by Collateral, or cancel the same after the occurrence of an event of default.
5.    MAINTENANCE OF SECURITY INTEREST. Debtor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, evidence, determine and maintain priority of, perfect, continue perfected, terminate and/or enforce Lender's interest therein or rights under this Agreement, including, without limitation, executing and delivering one or more control agreements (including directing any securities intermediary to execute and deliver such a control agreement) requested by Lender for the purpose of perfecting the security interest granted by Debtor to Lender under this Agreement and any and all instruments, endorsements and documents to enable Lender to exercise the rights of a secured party with respect to the Collateral as provided in this Agreement and applicable law. Debtor authorizes Lender to file Uniform Commercial Code financing statements describing the Collateral and amendments and correction statements to such financing statements and ratifies any such financing statement or amendment filed prior to the date of this Agreement. Debtor will cooperate with Lender in obtaining control of Collateral and other security for the Obligations for which control may be required to perfect Lender's security interest under applicable law.
6.    NAME AND ADDRESS. Debtor's exact legal name is as set forth below Section 7, If Debtor is an individual, Debtor separately provided to Secured Party the name of Debtor as it is indicated on Debtor's current unexpired driver's license or, if applicable for UCC financing statements, identification card issued by Debtor's state of principal residence, and the address of the Debtor's principal residence is as set forth below Section 7. If Debtor is an organization that has only one place of business, the address of Debtor's place of business, or if Debtor has more than one place of business, then the address of Debtor's chief executive office, is as set forth below Section 7. Debtor shall not change (i) Debtor's legal name, (ii) if Debtor is an individual, Debtor's name as it is indicated on Debtor's current unexpired driver's license or, if applicable for UCC financing statements, identification card issued by Debtor's state of principal residence, or (iii) Debtor's address, in each case without providing at least 30 days' prior written notice of the change to Secured Party. If Debtor is an individual, Debtor shall provide Secured Party at least 30 days' written notice of any expiration of Debtor's driver's license or, if applicable for UCC financing statements, identification card issued by Debtor's state of principal residence.
7.    PERSONS BOUND AND OTHER PROVISIONS. Each person signing this Agreement is a Debtor. All Debtors are jointly and severally liable under this Agreement. This Agreement benefits Lender, its successors and assigns, and binds Debtor(s) and their respective heirs, personal representatives, successors and assigns. Debtor acknowledges receipt of a completed copy of this Agreement. THIS AGREEMENT INCLUDES THE ADDITIONAL PROVISIONS ON PAGES 2 AND 3.

Citizens Community Bancorp, Inc.

(SEAL)
DEBTOR

Corporation
(Type of Organization)

Maryland
(State of Organization)

By: /s/ James S. Broucek    (SEAL)
James S. Broucek, EVP, CFO, Treasurer & Secretary

Address: 2174 Eastridge Center	By: /s/ Stephen Bianchi____________________________________(SEAL)
Stephen Bianchi, President and CEO

Eau Claire, WI 54701            (SEAL)

(SEAL)

ADDITIONAL PROVISIONS
8.    AUTHORITY OF LENDER TO PERFORM FOR DEBTOR. Upon the occurrence of an event of default, including Debtor's failure to perform any of Debtor's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in Debtor's name or otherwise, to take such action including without limitation signing or endorsing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.
9.    RIGHTS OF LENDER. Lender may at any time, before or after maturity of any of the Obligations and without notice or demand of any kind, (a) transfer any of the Collateral into its name or that of its nominee, (b) notify obligors on or issuers of any Collateral to make payment or delivery to Lender of any amounts, securities or rights due or distributable thereon or notices given in connection therewith, (c) in Debtor's name or otherwise enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (d) receive proceeds of the Collateral and exercise all rights as a holder of the Collateral, (e) hold any increase or profits (including money) received from the Collateral as additional security for the Obligations, and (f) sign or endorse Debtor's name on the Collateral, Further, Lender may, if the Collateral should decline in value or otherwise become unsatisfactory to it, demand from any Debtor who is also a Borrower additional Collateral satisfactory to Lender. Each such Debtor agrees to comply immediately with any such demand. Unless otherwise stated in section 19, when releasing Collateral Lender may deliver it to any Debtor.
10.    RIGHTS OF DEBTOR IN COLLATERAL. If the Collateral is held by a broker or other third party subject to a control agreement executed by the broker or other third party with Lender ("Control Agreement"), Debtor may with the consent of the broker or other third party make trades of the Collateral and exercise any voting or consensual rights that Debtor may have as to any of the Collateral for any purpose which is not inconsistent with this Agreement provided that the proceeds of all trades shall remain in the account with the broker or third party subject to the Control Agreement. Upon the occurrence of an Event of Default or upon notice from Lender to the broker or other third party holding the Collateral under any Control Agreement, Debtor shall no longer have the right to make trades of the Collateral. Except for permitted trades of the Collateral, if any, Debtor shall not withdraw the Collateral from any account held by any broker or other third party subject to a Control Agreement with Lender, before or after an Event of Default.
11.    ACTS NOT AFFECTING OBLIGATIONS. None of the following shall affect the liabilities of any Debtor or Borrower under this Agreement, or the Obligations, or the rights of Lender with respect to the Collateral: (a) acceptance or retention by Lender of other property or interests as security for the Obligations, or for the liability of any person other than a Debtor with respect to the Obligations; (b) the release of all or any of the Collateral or other security for any of the Obligations; (c) any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or (d) failure by Lender to resort to other security or any person liable for any of the Obligations before resorting to the Collateral.
12.    DEFAULT. Upon the occurrence of one or more of the following Events of Default:

(a)
Nonperformance. Any of the Obligations are not paid when due, or Borrower or Debtor, as applicable, fails to perform, or rectify breach of, any warranty or covenant or other undertaking in this Agreement or in any evidence of or document relating to the Obligations, or there is an event of default under any Control Agreement by Borrower, Debtor or the broker or other third party under the Control Agreement;

(b)
Inability to Perform. Borrower, Borrower's spouse, Debtor or a guarantor or surety of any of the Obligations dies, ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings or any guaranty of the Obligations is revoked or becomes unenforceable for any reason;

(c)	Misrepresentation. Any warranty or representation made to induce Lender to extend credit under this Agreement or otherwise, is false in any material respect when made; or

(d)	Insecurity. At any time Lender believes in good faith that the prospect of payment or performance of any of the Obligations or performance under any agreement securing the Obligations is impaired;
all of the Obligations shall, at the option of Lender and without any notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law, and under any evidence of or document relating to any Obligation, and all such rights and remedies are cumulative and may be exercised from time to time together, separately, and in any order. With respect to such rights and remedies:

(e)
Exercise Debtor's Rights. Lender shall have the right, but not the obligation, to exercise and enforce any or all of Debtor's rights and remedies with respect to the Collateral, including, but not limited to, the right to demand, enforce payment of, collect and receive all dividends, interest, principal payments and other sums that are at any time owing with respect to any of the Collateral and to apply such sums to the Obligations in any manner that Lender determines;

(f)
Notice of Disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;

(g)
Expenses and Application of Proceeds. Debtor shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement, before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses (including those incurred in successful defense or settlement of any counterclaim brought by Debtor or incident to any action or proceeding involving Debtor brought pursuant to the United States Bankruptcy Code) and all expenses of taking possession, holding, preparing for disposition, and disposing of the Collateral. After deduction of such expenses, Lender shall apply the proceeds. of disposition to the extent actually received in cash to the Obligations in such order and amounts as it elects or as otherwise required under this Agreement. If Lender sells any Collateral on credit, Debtor will be credited only with payments that the purchaser actually makes and that Lender actually receives and applies to the unpaid balance of the purchase price of the Collateral; and

(h)
Waiver. Lender may permit Debtor or Borrower to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Debtor. Lender shall continue to have all of its rights and remedies under this Agreement even if it does not fully and properly exercise them on all occasions.

13.    CONSUMER DEBT. Even though the Collateral may at any time secure a consumer credit transaction as defined in the Wisconsin Consumer Act ("Consumer Debt") by reason of this or any other agreement, Lender may exercise the rights and remedies in the Collateral provided by this Agreement and the Uniform Commercial Code while any Obligation which is not Consumer Debt remains outstanding. If Lender disposes of Collateral pursuant to such rights, Lender shall hold as possessory Collateral to secure any unpaid Consumer Debt, subject to the terms of the Wisconsin Consumer Act and any separate consumer security agreement relating to the Collateral, any proceeds in excess of the amount required to satisfy the non-Consumer Debt and the expenses referred to in section 12(g) above.
14.    SALE OF UNREGISTERED SECURITIES (Letter, Control or Restricted Stock). Whenever the Lender would have the right under this Agreement to sell any Collateral which is in the form of investment securities, Debtor agrees that if, in the opinion of the Lender or its legal counsel, sales of such securities by the Lender or the Debtor without registration of the securities under the Securities Act of 1933 (the "Act") might, unless accomplished by one or more of the methods described in subsections (a), (b) or (c) below, constitute either the Lender or the Debtor an "underwriter", as that term is defined in section 2(11) of the Act, it shall be commercially reasonable for the Lender without registration to:

(a)
sell all or part of the securities in compliance with Rule 144 or Regulation A under the Act as then in effect, or pursuant to any other rules, or regulations under the Act then in effect, compliance with which would make applicable to the sale the exemptions provided pursuant to sections 3(b) or 4(1) of the Act; or

(b)	sell all or part of the securities in an intrastate public offering within the meaning of section 3(a)(11) of the Act; or

(c)	sell all or part of the securities in one or more private transactions not involving any public offering in order to secure the exemption provided in section 4(1) of the Act, if:

(i)	the securities are sold for cash to the highest bidder after offers to purchase have been received from at least two offerors;

(ii)
the Lender has reasonable grounds to believe and does believe that each such offeror has sufficient financial resources to enable him to purchase the securities offered and that the offer was made in good faith;

(iii)	each such offeror was informed, prior to the time he made his offer to purchase, that offers to purchase the securities were also being solicited from others; and

(iv)	the Lender has, for at least 30 days prior to the sale, solicited offers to purchase the securities within the restrictions imposed by federal or state securities laws.
Nothing in this section shall prevent the Lender from making any other commercially reasonable disposition of the securities, and no sale of such securities shall be commercially unreasonable solely because it was not made in compliance with this section.
15.    IRREVOCABLE PROXY ON DEFAULT. In addition to Lender's other rights, each Debtor irrevocably appoints Lender as proxy, with full power of substitution and revocation, upon the occurrence of any event of default to exercise Debtor's rights to attend meetings, vote, consent to and/or take any action respecting the Collateral or an issuer thereof as fully as Debtor might do. This proxy remains effective so long as any of the Obligations are unpaid.
16.    CHARGING DEBTOR'S CREDIT BALANCE. Unless a lien would be prohibited by law or render a nontaxable account taxable, Debtor grants Lender, as further security for the Obligations, a security interest and lien in any deposit account Debtor may at any time have with Lender and other money now or hereafter owed Debtor by Lender and, in addition, agrees that Lender may, at any time after the occurrence of an event of default, without prior notice or demand, set-off all or any part of the unpaid balance of the Obligations against any deposit balances or other money now or hereafter owed Debtor by Lender.

Collateral Pledge Agreement

17.    WAIVER AND CONSENT. Each Debtor who is not also a Borrower expressly consents to and waives notice of the following by Lender without affecting the liability of any such Debtor: (a) the creation of any present or future Obligation, default under any Obligation, proceedings to collect from any Borrower or anyone else, (b) any surrender, release, impairment, sale or other disposition of any security or collateral for the Obligations, (c) any release or agreement not to sue any guarantor or surety of the Obligations, (d) any failure to perfect a security interest in or realize upon any security or collateral for the Obligations, (e) any failure to realize upon any of the Obligations or to proceed against any Borrower or any guarantor or surety, (f) any renewal or extension of the time of payment, (g) any allocation and application of payments and credits and acceptance of partial payments, (h) any application of the proceeds of disposition of any collateral for the Obligations to any obligation of any Debtor or Borrower secured by such collateral in such order and amounts as it elects, (i) any determination of what, if anything, may at any time be done with reference to any security or collateral, and (j) any settlement or compromise of the amount due or owing or claimed to be due or owing from any Borrower, guarantor or surety.
18.    INTERPRETATION. The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code, provided, however, that the term "instrument" shall be such term as defined in the Wisconsin Uniform Commercial Code-Secured Transactions Chapter 409. All references in this Agreement to sections of the Wisconsin Statutes are to those sections as they may be renumbered from time to time. This Agreement is intended by Debtor and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement. This Agreement may not be supplemented or modified except in writing and upon the prior written consent of Lender. Unless otherwise required by law, invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions.
19.    OTHER PROVISIONS. (If no other provisions are stated below, there are no other provisions.)

This Collateral Pledge Agreement is amended by the General Rider to Collateral Pledge Agreement, dated as of the date hereof, executed by Debtor and Lender.

Collateral Pledge Agreement

GENERAL RIDER TO COLLATERAL PLEDGE AGREEMENT

This General Rider to Collateral Pledge Agreement (this "Rider") is made and entered into as of August 1, 2018 (the "Effective Date") by and between Citizens Community Bancorp, Inc., a Maryland corporation ("Borrower"), and Chippewa Valley Bank ("Lender").

WHEREAS, Borrower is, on the Effective Date, executing (i) a Business Note evidencing a loan in the original principal amount of $10,000,000 in favor of Lender (the "Term Loan"), (ii) a Business Credit Agreement between Borrower and Lender evidencing a line of credit in an aggregate principal amount of up to $7,500,000 (the "Revolving Loan"), (iii) a Collateral Pledge Agreement by the Borrower in favor of the Lender (the "Pledge Agreement") and (iv) other loan documents related to the Term Loan and the Revolving Loan and all dated as of the Effective Date; and

WHEREAS, Borrowers and Lender wish to amend the terms and provisions of the Pledge Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties do hereby agree as follows, notwithstanding any other provisions to the contrary set forth in the Pledge Agreement:

1.Definitions. All capitalized terms used herein shall have the same meaning as defined in the Pledge Agreement, unless otherwise defined in this Rider.
2.Amendments to Pledge Agreement. The Pledge Agreement is hereby amended as follows:
(a)    The first sentence of Section 9 of the Pledge Agreement is amended in its entirety to read as follows:
Lender may, upon an Event of Default as described in Section 12 below, without notice or demand of any kind, (a) transfer any of the Collateral into its name or that of its nominee, (b) notify obligors on or issuers of any Collateral to make payment or delivery to Lender of any amounts, securities or rights due or distributable thereon or notices given in connection therewith, (c) in Debtor's name or otherwise enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (d) receive proceeds of the Collateral and exercise all rights as a holder of the Collateral, (e) hold any increase or profits (including money) received from the Collateral as additional security for the Obligations, and (f) sign or endorse Debtor's name on the Collateral.
(b)    Section 12(a) of the Pledge Agreement is amended in its entirety to read as follows:
(a) Nonperformance. (i) Any of the Obligations are not paid by the 10th day after such payment is due, or (ii) Borrower or Debtor, as applicable, fails to perform, or rectify breach of, any warranty or covenant or other undertaking in this Agreement or in any evidence of or document relating to the Obligations, or there is an event of default under any Control Agreement by Borrower, Debtor or the broker or other third party under the Control Agreement, in each case under this clause (ii) within 10 days after notice thereof by Lender to Debtor to cure such event of default, provided that Lender, in its reasonable discretion, believes that such event of default is able to be cured;
(c)    Section 12(d) of the Pledge Agreement is deleted in its entirety and replaced with the following language:

(d) Issuance of Securities. Citizens Community Federal National Association issues any additional shares, unless such shares are delivered to Lender within ten business days or such issuance is otherwise previously agreed to by Lender in writing.

(d)    The following provisions are added to the end of Section 19 of the Pledge Agreement:

Notice. Except as otherwise provided in this Agreement, all notices required or provided for under this Agreement shall be in writing and mailed, sent or delivered, if to Debtor, at Debtor's last known address or email address as shown on the records of Lender, and if to Lender, at its last known address or email address as shown on the records of Debtor, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid.

Waiver of Jury Trial. DEBTOR AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF ANY PARTY.
Termination. Unless otherwise agreed to in writing by Debtor and Lender, this Agreement will be terminated upon (i) termination of Lender's obligations to make loans under the Business Credit Agreement, dated as of the date hereof, by and between Debtor and Lender and repayment of all loans outstanding thereunder and (ii) payment in full of all amounts payable under the Business Note, dated as of the date hereof, executed by Debtor in favor of Lender and (iii) payment of all other indebtedness and obligations owed by Debtor under such agreements or instruments or hereunder.

3.Inconsistency. To the extent there is any inconsistency between the Pledge Agreement and this Rider, this Rider shall control.
IN WITNESS WHEREOF, the parties have executed this Rider as of the Effective Date and agree to be bound by all provisions of this Rider.

BORROWER: CITIZENS COMMUNITY BANCORP, INC. By: /s/ Stephen Bianchi Stephen Bianchi, President & Chief Executive Officer
LENDER: CHIPPEWA VALLEY BANK By: /s/ Rick Gerber Rick Gerber, Chief Executive Officer